Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT entered into as of the 13th day of October, 2009.

BETWEEN:

SINOMAR CAPITAL CORP.
a body corporate incorporated under
the laws of the Province of Alberta

(hereinafter called “Sinomar’’)

- and -

CERRO CAZADOR S.A.
a body corporate incorporated under
the laws of Argentina

(hereinafter called “CCSA”)

- and -

HUNTMOUNTAIN RESOURCES LTD.
a body corporate incorporated under
the laws of the State of Washington

(hereinafter called “HuntMountain”)

- and -

HUNTMOUNTAIN INVESTMENTS, LLC
a limited liability corporation incorporated under
the laws of the State of Washington

(hereinafter called “HuntMountain Investments”)

(HuntMountain and HuntMountain Investments are hereinafter
collectively called the “Shareholders”)

WHEREAS the Shareholders beneficially own all of the issued and outstanding shares of CCSA; and

WHEREAS Sinomar wishes to acquire all of the issued and outstanding shares of CCSA subject to the terms and conditions hereinafter set forth;

NOW THEREFORE IN CONSIDERATION OF the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1           Definitions

In this Agreement the following terms and expressions shall have the following meanings:

(a)	“Acquisition” means the acquisition of the CCSA Shares by Sinomar as contemplated in Section 2.1;

(b)
“Bajo Agreement” means the Bajo Pobre Investment, Exploration and Option Agreement, dated march 28, 2007, between CCSA and FK Minera S.A., pursuant to which FK Minera S.A., an Argentinian company, awarded CCSA an option to acquire the Bajo Pobre Mining Property;

(c)
“Broker Options” means the options held by Wolverton to purchase 114,730 Common Shares of Sinomar at a price of $0.30 per share, by Research Capital Corporation to purchase 33,030 Common Shares of Sinomar at a price of $0.30 per share, and by Blackmont Capital Inc. to purchase 18,900 Common Shares of Sinomar at a price of $0.30 per share;

(d)	“Business” means the business carried on by CCSA, being the business of mineral exploration and development in Argentina;

(e)	“CCSA” means Cerro Cazador S.A.;

(f)
“CCSA Financial Statements” means the audited financial statements of CCSA as at December 31, 2008 and the unaudited interim financial statements of CCSA for the period ended June 30, 2009, which are in the course of preparation;

(g)	“CCSA Shares” means the ordinary, nominative non-endorseable shares of CCSA held by the Shareholders;

(h)	“Closing”, “Closing Date” and “Closing Time” have the meanings ascribed thereto in Section 2.2;

(i)	“Conditional Acceptance of the Exchange” means the conditional acceptance by the Exchange of the Acquisition as a Qualifying Transaction of Sinomar, subject to the closing of the Financing;

(j)	“Director’s Options” means options held by the directors of Sinomar to purchase an aggregate of 317,690 Sinomar Common Shares at a price of $0.30 per share;

(k)	“Escrow Agreement” means that certain Form 2F CPC Escrow Agreement dated April 24, 2008 between Sinomar, Computershare Trust Company of Canada and the security holders of Sinomar therein referred to.

(1)	“Escrowed Shares” means the 1,510,300 Sinomar Common Shares held in escrow pursuant to the Escrow Agreement.

(m)	“Exchange” means the TSX Venture Exchange Inc.;

(n)	“Filing Statement” means the filing statement being prepared by Sinomar and to be filed with the Exchange;

(o)
“Financing” means the sale of Sinomar Common Shares and Units to be sold by Wolverton by way of a combination of a short form offering document in relation to the Sinomar Common Shares and a brokered private placement in relation to the Units to raise a minimum of $2,000,000 and a maximum of $3,000,000, at a price of $0.30 per Common Share and $0.30 per Unit;

(p)
“La Josefina Agreement” means the Exploration Agreement with Option for Exploration of La Josefina Mining Area, dated July 24, 2007, between Fomento Minero De Santa Cruz Sociedad Del Estado (“Fomicruz SE”) and CCSA, pursuant to which Fomicruz SE granted CCSA the rights of exploration of the La Josefina Mining Area;

(q)
“Letter of Engagement (Brokered Private Placement)” means the means the letter agreement between Wolverton, Sinomar and HuntMountain dated August 19, 2009, pursuant to which Wolverton has agreed to act as agent pursuant to a brokered private placement to raise up to $1,000,000 by the sale of Units at a price of $0.30 per Unit;

(r)
“Letter of Engagement (Short Form Offering)” means the letter agreement between Wolverton, Sinomar and HuntMountain dated August 7, 2009, pursuant to which Wolverton has agreed to act as agent pursuant to a short form offering document to raise a minimum of $1,000,000 and a maximum of $2,000,000 by the sale of Sinomar Common Shares at a price of $0.30 per Common Share;

(s)	“Qualifying Transaction” means the term as defined in Policy 2.4 of the Exchange;

(t)	“Securities Acts” means the Securities Act (Alberta), the Securities Act (British Columbia), and the Securities Act (Ontario), as amended from time to time;

(u)	“Securities Commissions” means the Alberta Securities Commission, the British Columbia Securities Commission, and the Ontario Securities Commission;

(v)	“Shareholders” mean HuntMountain Resources Ltd. and HuntMountain Investments, LLC;

(w)	“Sinomar” means Sinomar Capital Corp.;

(x)	“Sinomar Common Shares” means the Common Shares of Sinomar;

(y)	“Sinomar Financial Statements” means the audited financial statements of Sinomar as at December 31, 2008 and the unaudited interim financial statements of Sinomar for the period ended June 30, 2009;

(z)
“Sinomar Preferred Shares” means convertible preferred shares of Sinomar to be created prior to Closing, which shares shall be non-redeemable and shall be convertible at any time, at the option of the holder, into Common Shares of Sinomar on the basis of one preferred share for one Common Share; provided that such conversion shall not result in the Public Float, as defined in the policies of the Exchange, being less than 20% of the total issued Common Shares of Sinomar;

(aa)	“Sinomar Prospectus” means the prospectus of Sinomar dated April 24, 2008, for which receipts were issued by the each of the Securities Commissions;

(bb)
“Sponsorship Agreement” means the letter agreement dated July 21, 2009 between Wolverton, Sinomar and HuntMountain pursuant to which Wolverton agreed to act as sponsor of the Qualifying Transaction of Sinomar;

(cc)	“Tax Act” means the Income Tax Act (Canada), as amended from time to time;

(dd)	“Unit” means a unit of the Corporation to be issued pursuant to the part of the Financing, each unit comprised of one Sinomar Common Share and one-half of a Warrant;

(ee)
“Warrant” means the share purchase warrant comprised in the Units, each whole warrant entitling the holder to purchase one Sinomar Common Share for a period of one year from the closing of the Financing at a price of $0.60 per Sinomar Common Share; and

(ff)	“Wolverton” means Wolverton Securities Ltd.

1.2           Headings

The division of this Agreement into Articles, Sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3           Interpretation

In this Agreement:

(a)
the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer, unless otherwise specified, to this Agreement taken as a whole and not to any particular section, paragraph or clause;

(b)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(c)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Agreement;

(d)
all references to Sections refer, unless otherwise specified, to sections, subsections or paragraphs of this Agreement and references to subsections or paragraphs refer to subsections in the same section as the reference or paragraphs in the same subsection as the reference; and

(e)
words and terms denoting inclusiveness (such as “include”, or ‘‘includes” or “including”), whether or not so stated, are not limited by, and do not imply limitation of, their context or the words or phrases which precede or succeed them.

1.4           Governing Law and Jurisdiction

This Agreement and, unless otherwise specified therein, all other documents or instruments delivered in accordance with this Agreement shall be governed by and interpreted in accordance with the laws of Alberta and shall be treated in all respects as Alberta contracts. The parties irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Alberta, without prejudice to the rights of the parties to take proceedings in any other jurisdictions.

ARTICLE 2
SHARE PURCHASE

2.1           Share Purchase

Subject to the terms and conditions of this Agreement, Sinomar agrees to purchase all of the CCSA Shares from the Shareholders and in consideration therefor Sinomar shall issue to the Shareholders an aggregate total of 29,118,507 Sinomar Common Shares and 20,881,493 Sinomar Preferred Shares, at a deemed price of $0.30 per Sinomar Common Share and $0.30 per Sinomar Preferred Share, in exchange for all of the CCSA Shares, and the Shareholders agree to sell all of the Shareholders’ CCSA Shares on the foregoing basis.

2.2           Closing Date

Upon satisfaction or waiver of all conditions contained in this Agreement, the closing of the transactions contemplated herein (the “Closing”) shall take place at 10:00 a.m. (Calgary time) (the “Closing Time”) on the first business day following the later of the date that Sinomar has received the Conditional Acceptance of the Exchange and Wolverton has delivered satisfactory evidence that it has received purchase orders for Sinomar Common Shares and Units sufficient to enable the closing of the sale of the Sinomar Common Shares and Units pursuant to the Financing, or such later date as shall be agreed upon by Sinomar and the Shareholders(the “Closing Date”); provided that, unless otherwise agreed upon by Sinomar and the Shareholders, the Closing Date shall not be later than November 30, 2009, and further provided that the Closing shall be closed in escrow subject to the closing of the sale of the Sinomar Common Shares and Units pursuant to the Financing.

2.3           Non-Refundable Deposit

The parties acknowledge that, in consideration of the Shareholders entering into this Agreement, a non-refundable deposit of $25,000 has been paid by Sinomar to CCSA.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties Concerning Sinomar

Sinomar represents and warrants to the Shareholders as follows, and acknowledges that the Shareholders are relying upon representations and warranties in entering into this Agreement:

(a)	Status, Constating Documents and Licences

(i)
Sinomar is a corporation duly incorporated, organized and validly subsisting in all respects under the laws of the Province of Alberta, and Sinomar has all necessary corporate power to own its assets and to carry on its business as it is now being conducted;

(ii)	the constating documents and by-laws of Sinomar, as amended to the date hereof, are complete and correct, with copies of each of those documents having been delivered to the Shareholder;

(iii)
Sinomar is duly licenced, registered and qualified as a corporation to do business, is up-to-date in the filing of all required corporate returns and other notices and filings and is otherwise in good standing in all respects under the laws of the Province of Alberta; and

(iv)	Sinomar is current and up to date with respect to all filings required to be made under the Securities Acts.

(b)	No Business Conducted

Sinomar has not, since the date of its incorporation, conducted any business activity, except as contemplated in the applicable policies of the Securities Commissions and the Exchange.

(c)	No Restrictions

Sinomar is not bound by any restrictions of any nature whatsoever which will prevent it from acquiring the CCSA Shares.

(d)	Corporate Records

The corporate records and minute book of Sinomar contain all constating documents, bylaws and notices of Sinomar, and complete and accurate minutes of all meetings of the directors and shareholders of Sinomar held since its date of incorporation, and copies of all resolutions duly passed or confirmed by the directors or shareholders of Sinomar other than at a meeting. All such meetings were duly called and held and all resolutions were duly passed. The corporate registers of Sinomar are complete and accurate in all material respects and have been maintained in conformity with the provisions of its constating documents and applicable laws.

(e)           Authorized Capital

The authorized share capital of Sinomar consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series.

(f)            Issued and Outstanding Share Capital and Options

(i)
As at the date hereof, the issued capital of Sinomar consists of 3,176,900 Sinomar Common Shares, all of which are validly issued and outstanding as fully paid and non-assessable. To the best of the knowledge of Sinomar, no shares or other securities of Sinomar have been issued in violation of any laws, the constating documents or by-laws of Sinomar or the terms of any agreement to which Sinomar is a party or by which it is bound.

(ii)	As at the date hereof, the Director’s Options and the Broker Options are outstanding.

(g)	Options and Other Purchase Agreements

Except for the Director’s Options, the Broker Options, the option to be granted to Wolverton in acting as selling agent pursuant to the Financing and except as provided for in this Agreement, no person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for: (i) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of Sinomar or any securities of Sinomar; or (ii) the purchase or other acquisition from Sinomar of any of its undertaking, property or assets.

(h)	Actions

There is no pending or threatened action, proceeding or investigation (whether or not purportedly on behalf of Sinomar) against or affecting Sinomar in any court or before any governmental authority or arbitration board or tribunal which, either individually or in the aggregate, could materially adversely affect the condition (financial or otherwise) of Sinomar, taken as a whole, or which could adversely affect the ability of Sinomar to issue and sell the Sinomar Common Shares and Sinomar Preferred Shares or to perform its obligations under this Agreement. Sinomar is not in default with respect to any judgment or order of any court, governmental authority or arbitration board or tribunal.

(i)	Sinomar Financial Statements

The Sinomar Financial Statements, which have been provided to the Shareholders, have been prepared in accordance with generally accepted accounting principles, are true, correct and complete in all material respects, and present fairly the financial condition of Sinomar, including the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Sinomar as at the date of the Sinomar Financial Statements.

(j)	Taxes

Sinomar is a taxable Canadian corporation as defined in the Tax Act and is not liable in any material respects for any Canadian federal, provincial, municipal or local taxes, assessments, withholding taxes, employee or other remittances, or other imposts or property, or for the payment of any tax installment due in respect of its current taxation year (but not including taxes accruing due) or any previous taxation years, and no such taxes, assessments, imposts, remittances or penalties are required to be reserved against. All such taxes, imposts, remittances and penalties have been properly calculated by Sinomar in all material respects, and Sinomar is not in any material respect in default in filing any returns or reports covering any Canadian federal, provincial, municipal or local taxes, assessments or other imposts in respect of its income, business or property and Sinomar has complied in all material respects with all withholding, collection, remittance and other obligations under any applicable taxing statute.

(k)	Financial Position

There has not been any material adverse change in the assets, liabilities or obligations (contingent or otherwise) of Sinomar from the position set forth in the Sinomar Financial Statements and Sinomar has no indebtedness, liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) which are not disclosed in the Sinomar Financial Statements.

(1)	Nothing Adverse

Sinomar is not in default or breach of, and the execution and delivery by Sinomar of this Agreement, and the performance by Sinomar of its obligations hereunder, will not result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time, or both, would constitute a default under, any term or provision of (i) the constating documents or by-laws of Sinomar or any resolutions of the directors or shareholder of Sinomar, (ii) any contracts or other document to which Sinomar is a party, or by which Sinomar is bound, or (iii) any judgment, decree or order applicable to Sinomar, and no term or provision thereof materially adversely affects the condition (financial or otherwise) of Sinomar.

(m)	Corporate Authority and Binding Obligation

Sinomar has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of Sinomar, enforceable against it in accordance with its terms subject to: (i) bankruptcy, insolvency, moratorium and other laws relating to or affecting the enforcement of creditor’s rights generally, and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(n)	Subsidiaries and Other Interests

Sinomar: (i) has no subsidiaries and, except as contemplated in Section 5.1(i), does not intend to acquire any subsidiary; (ii) does not own any securities issued by, or any equity or ownership in, any other corporation; and (iii) is not subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any entity.

(o)	Material Contracts

Except as described in the Sinomar Prospectus, and other than the Letter of Engagement (Short Form Offering), the Letter of Engagement (Brokered Private Placement) and the Sponsorship Agreement, Sinomar is not a party to or bound by any outstanding or executory agreement, contract or commitment of any nature or kind whatsoever, and Sinomar is not conducting any other investigations as to identifying a potential target as a Qualifying Transaction.

(p)	Contractual and Regulatory Approvals

Except for all consents required from the Exchange and except for the requirement for Sinomar and one or more of its subsidiaries referred to in Section 5.1(i) who acquire the CCSA Shares to be registered as foreign shareholders before the General Inspection of Corporations in Argentina, Sinomar is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorization or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by Sinomar: (i) in connection with the execution, delivery or performance by Sinomar of this Agreement or the completion of any of the transactions contemplated herein; (ii) to avoid the loss of any permit, licence, certification or other authorization; or (iii) in order that the authority of Sinomar to carry on business in the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the closing of the transactions contemplated hereunder.

(q)	Residency

Sinomar is not a “non-resident” of Canada for the purposes of the Tax Act.

(r)	Full Disclosure

No representation or warranty contained in this Agreement and no statement contained in any schedule, certificate, list, summary or other disclosure document provided or to be provided to the Shareholders pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

(s)	Reporting Issuer

Sinomar is a “reporting issuer” under the Securities Acts and is not in default of any requirement of the Securities Acts or the rules thereto or, any of the bylaws, rules or policies of the Exchange or any other regulatory authority.

(t)	Listing

The Sinomar Common Shares are listed for trading on the Exchange.

(u)	Notice to Exchange

Notice of the transactions contemplated herein has been given to the Exchange.

3.2           Representations and Warranties Concerning CCSA

The Shareholders and CCSA jointly and severally represent and warrant to Sinomar as follows, and acknowledge that Sinomar is relying upon such representations and warranties in entering into this Agreement:

(a)	Status, Constating Documents and Licences

(i)
CCSA is a corporation duly incorporated, organized and validly subsisting in all respects under the laws of Argentina, and has all the necessary corporate power to own its assets and to carry on the Business as it is now being conducted;

(ii)	the constating documents and by-laws of CCSA are complete and correct, with copies of each of those documents having been delivered to Sinomar; and

(iii)
CCSA is duly licenced, registered and qualified as a corporation to do business, is up-to-date in the filing of all required corporate returns and other notices and filings and is otherwise in good standing in all respects, in each jurisdiction in which: (i) it owns or leases assets; and (ii) the nature or conduct of the Business or any part thereof, or the nature of its assets makes such qualification necessary or desirable to enable the Business to be carried on as now conducted, or to enable the assets of CCSA to be owned, leased and operated by it.

(b)	Conduct of Business

CCSA has conducted and is conducting all aspects of the Business in accordance with all applicable laws and CCSA has not received any notice to the effect that the Business is not being or has not been operated substantially in conformity with all such applicable laws.

(c)	No Restrictions

CCSA is not bound by any restrictions of any nature whatsoever which will prevent it from conducting the Business.

(d)	Corporate Records

The corporate records and minute book of CCSA contain all constating documents, by-laws and notices of CCSA, and complete and accurate minutes of all meetings of the directors and shareholders of CCSA held since its date of incorporation, and copies of all resolutions duly passed or confirmed by the directors or shareholders of CCSA other than at a meeting. All such meetings were duly called and held and all resolutions were duly passed. The corporate registers of CCSA are complete and accurate in all material respects and have been maintained in conformity with the provisions of its constating documents and applicable laws.

(e)	Authorized Share Capital

The issued share capital of CCSA consists of 33,522,930 ordinary, nominal non-endorseable shares.

(f)	Issued and Outstanding Share Capital

As at the date hereof, the issued capital of CCSA consists of 33,522,930 CCSA Shares, all of which are validly issued and outstanding as fully paid and non-assessable. No shares or other securities of CCSA have been issued in violation of any laws, the constating documents or by-laws of CCSA or the terms of any agreement to which CCSA is a party or by which it is bound.

(g)	Options and Other Purchase Agreements

Except as provided for in this Agreement, no person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for: (i) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of CCSA or any securities of CCSA; or (ii) the purchase or other acquisition from CCSA of any of its undertaking, property or assets, other than in the ordinary course of the Business.

(h)	Actions

There is no pending or threatened action, proceeding or investigation (whether or not purportedly on behalf of CCSA) against or affecting CCSA in any court or before any governmental authority or arbitration board or tribunal which, either individually or in the aggregate, could materially adversely affect the condition (financial or otherwise) of CCSA, taken as a whole, or which could adversely affect the ability of CCSA to perform its obligations under this Agreement. CCSA is not in default with respect to any judgment or order of any court, governmental authority or arbitration board or tribunal.

(i)	CCSA Financial Statements

The CCSA Financial Statements will be prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated, will be true, correct and complete in all material respects, and will present fairly the financial condition of CCSA, including the assets and liabilities (whether accrued, absolute, contingent or otherwise) of CCSA as at the respective dates of the CCSA Financial Statements and the results of operations of CCSA for the respective periods covered by the CCSA Financial Statements.

(j)	Taxes

CCSA is not liable in any material respects for any federal, provincial, municipal or local taxes, assessments, withholding taxes, employee or other remittances, or other imposts in respect of its income, business or property, or for the payment of any tax installment due in respect of its current taxation year (but not including taxes accruing due) or any previous taxation years, and no such taxes, assessments, imposts, remittances or penalties are required to be reserved against. All such taxes, imposts, remittances and penalties have been properly calculated by CCSA in all material respects, and CCSA is not in any material respect in default in filing any returns or reports covering any federal, provincial, municipal or local taxes, assessments or other imposts in respect of its income, business or property and CCSA has complied in all material respects with all withholding, collection, remittance and other obligations under any applicable taxing statute.

(k)	Nothing Adverse

Neither CCSA nor the Shareholders are in default or breach of and the execution and delivery by CCSA and the Shareholders of this Agreement, and the performance by CCSA and the Shareholders of their obligations hereunder, and the transfer by the Shareholders of the CCSA Shares to Sinomar as contemplated in this Agreement, will not result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time, or both, would constitute a default under, any term or provision of (i) the constating documents or by-laws of CCSA or any resolutions of the directors or shareholders of CCSA, (ii) any contracts or other documents to which CCSA is a party, or by which CCSA is bound, or (iii) any judgment, decree or order, applicable to CCSA, and no term or provision thereof materially adversely affects the Business, or the condition (financial or otherwise) of CCSA.

(I)	Corporate Authority and Binding Obligation

CCSA has full corporate authority, and has good right and absolute authority, to enter into this Agreement and to perform all of its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of CCSA, enforceable against it in accordance with its terms subject to: (i) bankruptcy, insolvency, moratorium and other laws relating to or affecting the enforcement of creditor’s rights generally, and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(m)	Subsidiaries and Other Interests

CCSA has no subsidiaries and, except as contemplated in the La Josefina Agreement, CCSA has not agreed to acquire any subsidiary, and does not own any securities issued by, or any equity or ownership in, any other corporation and, except as aforesaid, CCSA is not subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any person or entity.

(n)	Material Contracts

The only outstanding or executory agreements, contracts or commitments to which CCSA is a party or is bound and which are material to CCSA or the Business are the Bajo Agreement and the La Josefina Agreement.

(o)	Contractual and Regulatory Approvals

Except for all filings and compliances with other obligations in order to keep its mining properties in good standing, CCSA is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorization or approvals of, or notifications to, any government or governmental agency, board, commission or authority are required to be obtained by CCSA: (i) in connection with the execution, delivery or performance by CCSA of this Agreement or the completion of any of the transactions contemplated herein; (ii) to avoid the loss of any permit, licence, certification or other authorization; or (iii) in order that the authority of CCSA to carry on the Business in the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the closing of the transactions contemplated hereunder.

(p)	Residency

CCSA is a “non-resident” of Canada for the purposes of the Tax Act.

(q)	Full Disclosure

No representation or warranty contained in this Agreement and no statement contained in any schedule, certificate, list, summary or other disclosure document provided or to be provided to Sinomar pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

(r)	Title to Assets

CCSA has the contractual right, subject to compliance with its obligations, under the Bajo Agreement and the La Josefina Agreement.

(s)	Condition of Assets

All facilities or equipment and other assets owned or leased or rented and used by CCSA in connection with Business are in good operating condition and in a state of good repair and maintenance, reasonable wear and tear excepted. There has been no damage, destruction or loss (whether or not covered by insurance) or any change whatsoever in the Business or the assets of CCSA arising as a result of any legislative or regulatory change, revocation or modification of any permit or license or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, condemnation, act of God or any other cause whatsoever, which change would materially adversely affect the Business or the prospects, assets, condition (financial or otherwise) or organization of CCSA.

(t)	Shareholder’ Agreement

There are no Shareholder’ agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of CCSA.

(u)	Good Standing of Agreements

CCSA is not in default or breach of any of its obligations under any one or more contracts, agreements (written or oral), commitments, indentures or other instruments to which it is a party or by which it is bound and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach. All such contracts, agreements, commitments, indentures and other instruments are now in good standing and in full force and effect and CCSA is entitled to all benefits thereunder.

(v)	Environmental Matters

(i)	For the purposes of this Agreement, the following terms and expressions shall have the following meanings:

(1)
“Environmental Laws” means any and all statutes, regulations ordinances, by-laws, orders, permits, licences, approvals and common law that regulate or provide liabilities or obligations in relation to the existence, use, production, manufacture, processing, distribution, production, transport, handling, storage, removal, treatment, disposal, emission, discharge, migration, seepage, leakage, spillage or release of Hazardous Substances or the construction, alteration, use or operation, demolition or decommissioning of any facilities or other real or personal property in relation to the foregoing or the protection of the life, health or safety of persons, or to the protection of property or the environment, including but not limited to air, soil, surface water, ground water, biota, wildlife or personal or real property;

(2)
“Hazardous Substances” includes any and all explosives, pollutants, and contaminants, including but not limited to radioactive materials, odors, hazardous, corrosive and toxic substances, irritants or waste of any kind, including but not limited to compounds known as chlorobiphenls or other special waste;

(ii)	except as disclosed to Sinomar:

(1)	CCSA is not subject to any environmental, order, review, or investigation, whether by government or agency thereof, or by another person or group;

(2)	no complaint has been made or filed by any such government, agency, person or group having to do with any environmental damage or injury or alleged damage or injury relating to CCSA; and

(3)	there is no matter, condition or thing that exists with respect to CCSA which could reasonably give rise to any such order, review, investigation or complaint;

(iii)	without limitation to Section 3.2(w)(ii), except as disclosed to Sinomar:

(1)
CCSA has not received any written notice, demand, request for information, summons, order, or complaint from any governmental agency and no environmental review by any governmental agency is pending or threatened with respect to the ownership or operation of any of its assets;

(2)
CCSA has not been notified of any judicial, administrative, or arbitral proceeding alleging the violation of any Environmental Laws that may lead to claims for cleanup costs, remedial work, damage to natural resources, or personal injury;

(3)	CCSA has not been notified of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substances into the environment;

(4)	CCSA has not filed any notice under any law indicating past or present reporting of a spill, release, or emission of Hazardous Substances into the environment; or

(5)
CCSA has not any actual or contingent liability in respect of any person of which CCSA has knowledge or reasonably should have knowledge in connection with any release of any Hazardous Substances into the environment.

3.3           Representations, Warranties and Covenants of the Shareholder

The Shareholders represent and warrant to Sinomar as follows, and acknowledges that Sinomar is relying upon such representations and warranties in entering into this Agreement:

(a)	Residence

The Shareholders are each a “non-resident” of Canada within the meaning of the Tax Act.

(b)	Ownership and Title to the CCSA Shares

HuntMountain is the registered and beneficial owner of 31,846,784 CCSA Shares and HuntMountain Investments is the registered and beneficial owner of 1,676,146 CCSA Shares, all of which CCSA Shares are free and clear of all encumbrances or other restriction on transfer other than any restriction set out in the constating documents of CCSA.

(c)	Corporate Authority and Binding Obligation

The Shareholders have full corporate authority, and have good right and absolute authority, to enter into this Agreement and to perform all of the Shareholders’ obligations under this Agreement. This Agreement is a legal, valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms subject to: (i) bankruptcy, insolvency, moratorium and other laws relating to or affecting the enforcement of creditor’s rights generally, and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(d)	Escrow Agreement

At the Closing, the Shareholders shall enter into an escrow agreement in relation to the Sinomar Common Shares acquired by the Shareholders, as contemplated in Section 2.1, as may be required by the Exchange.

(e)	Patagonia Drilling Accounts Payable

At the Closing, the Shareholders shall enter into an agreement with CCSA pursuant to which the Shareholders shall agree to pay the remaining trade accounts payable in the approximate amount of US$800,000 owed by CCSA to Patagonia Drilling.

3.4           Survival of Warranties by Sinomar

The representations and warranties made by Sinomar and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will be true, correct and complete on the Closing Date and will survive the closing of the purchase and sale of the CCSA Shares provided for herein for a period of one (1) year and, notwithstanding such closing or any investigation made by or on behalf of the Shareholders or any other person or any knowledge of the Shareholders or any other person, shall continue in full force and effect for the benefit of the Shareholders.

3.5           Survival of Warranties by the Shareholders and CCSA

The representations and warranties made by the Shareholders and CCSA and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will be true, correct and complete on the Closing Date and will survive the closing of the purchase and sale of the CCSA Shares provided for herein for a period of one (I) year and, notwithstanding such closing or any investigation made by or on behalf of Sinomar or any other person or any knowledge of Sinomar or any other person, shall continue in full force and effect for the benefit of Sinomar.

ARTICLE 4
COVENANTS

4.1           Covenants of the Shareholders and CCSA

The Shareholders and CCSA jointly and severally covenant with Sinomar as follows:

(a)	Reasonable Access

CCSA shall provide, and the Shareholders shall use their best efforts to cause CCSA to provide to Sinomar and to Sinomar’s counsel, accountants and other authorized representatives, during normal business hours, on reasonable notice, reasonable access to CCSA’s properties, books and records in order that Sinomar may have full opportunity to make such investigations as it shall reasonably desire to make of the affairs of CCSA, and the Shareholders and CCSA shall cause CCSA’s officers and accountants to furnish such additional financial and operating data and other information as Sinomar shall from time to time reasonably request for such purpose; provided that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operations of CCSA.

(b)	Confidentiality: Press Releases

Prior to the Closing, the Shareholders and CCSA shall, and the Shareholders and CCSA shall cause, the officers, other personnel and authorized representatives of CCSA (all of the foregoing, including the Shareholders, to be deemed to be in a “special relationship” as defined in the Securities Acts) to hold in confidence, and not disclose to others for any reason whatsoever, any non-public information received by them from Sinomar in connection with the transactions contemplated hereby, except where such confidential information is required to be provided in response to legal process, applicable law or any applicable regulatory policy. Subject to the foregoing provisions of this paragraph (b), neither the Shareholders nor CCSA, nor any of the officers or directors of CCSA, shall issue any press release relating to this Agreement or the transactions contemplated herein unless such press release is approved by Sinomar, acting reasonably.

(c)	Consents

The Shareholders shall use their best efforts to cause CCSA to obtain, and CCSA shall use its best efforts to obtain, at the earliest practicable date and, in any event, prior to the Closing Date, all consents, authorizations and approvals, and to make all declarations, filings and registrations required to be obtained or made by CCSA pursuant to any law, order, policy, agreement or instrument prior to consummating the transactions contemplated hereby, whether any such consent, authorization or approval, or such declaration, filing or registration, is to be obtained from or made with private parties or governmental or regulatory authorities (including the Securities Commissions and the Exchange). The Shareholders shall not, and shall use their reasonable efforts to cause CCSA not to, and CCSA shall not take any action that may materially adversely affect the obtaining of any such consent, authorization or approval.

(d)	No Inconsistent Actions

Between the date hereof and the Closing Date, the Shareholders shall not and shall use their reasonable efforts to cause CCSA not to, and CCSA shall not, take any action which might directly or indirectly interfere or be inconsistent with or otherwise adversely affect the completion of the transactions contemplated herein, and without limiting the generality of the foregoing, except as may be otherwise consented to in writing by Sinomar:

(i)
Except as otherwise provided for herein, CCSA shall not, and the Shareholders shall use their reasonable efforts to cause CCSA not to issue or sell, or issue options, warrants to purchase or rights to subscribe for, or enter into any contract or commitment with respect to, any of the shares of its capital or any other securities, or make any other changes in its capital structure.

(ii)
CCSA shall not, and the Shareholders shall use their reasonable efforts to cause CCSA not to declare, pay or set aside for payment any dividend or other distribution with respect to the capital of CCSA, nor directly or indirectly to redeem, purchase or otherwise acquire any shares of the capital of CCSA, or enter into any contract or commitment to effect any such redemption, purchase or acquisition.

(iii)
CCSA shall preserve, and the Shareholders shall use their reasonable efforts to cause CCSA to preserve CCSA’s corporate existence and business organization, and its existing rights, privileges and franchises intact and use reasonable efforts to preserve its material relationships with its employees, suppliers, customers and others having business relations with it.

(iv)
CCSA shall not, and the Shareholders shall use their reasonable efforts to cause CCSA not to reorganize its assets, capital or debt or enter into any reorganization by way of merger, amalgamation, plan of arrangement, liquidation or otherwise.

(v)
The Shareholders and CCSA shall take all actions within their control to ensure that the representations and warranties in Section 3.2 hereof remain true and correct at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of the Closing Time.

(vi)
The Shareholders and CCSA shall promptly advise Sinomar of any facts that come to their attention which would cause any of the Shareholders’ or CCSA’s representations and warranties herein contained to be untrue in any respect.

(vii)	The Shareholders and CCSA shall promptly advise Sinomar in writing of any material adverse change in the Business or the assets of CCSA.

(viii)
The directors of CCSA shall not resolve or otherwise consent to any sale, assignment, conveyance or other disposition of any CCSA Shares owned by the Shareholders, except in accordance with this Agreement. Additionally, the Shareholders shall not sell, encumber, assign, convey or otherwise dispose of or encumber any CCSA Shares owned by the Shareholders, except in accordance with this Agreement.

(ix)
The Shareholders shall use their reasonable efforts to cause CCSA to carry on, and CCSA shall carry on the Business diligently and substantially in the same manner as heretofore conducted, and the Shareholders shall use their reasonable efforts to cause CCSA not to engage in, and CCSA shall not engage in, any transaction or activity or enter into any contract or commitment except in the ordinary course of business.

(e)	Compliance With Laws

The Shareholders shall, and shall use their reasonable efforts to cause CCSA to, and CCSA shall, duly comply with all laws, orders, judgments, decrees and policies of any court or governmental or regulatory authority (including the Securities Commissions and the Exchange and the Minimum Listing Requirements of the Exchange) applicable to them, the Business and CCSA’s assets, operations and employees, except where the failure to so comply would not have a material adverse effect on the financial position or results of operations of CCSA.

4.2           Covenants of Sinomar

Sinomar covenants with CCSA as follows:

(a)           Reasonable Access

Sinomar shall provide to CCSA and to CCSA’s counsel, accountants and other authorized representatives, during normal business hours, on reasonable notice, reasonable access to Sinomar’s properties, books and records in order that CCSA may have full opportunity to make such investigations as they shall reasonably desire to make of the affairs of Sinomar, and Sinomar shall cause its officers and accountants to furnish such additional financial and operating data and other information as CCSA shall from time to time reasonably request for such purpose; provided that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operations of Sinomar.

(b)           Confidentiality; Press Releases

Prior to the Closing, Sinomar shall and shall cause its officers and directors, and authorized representatives of Sinomar to hold in confidence, and not disclose to others for any reason whatsoever, any non-public information received by them from CCSA in connection with the transactions contemplated hereby, except where such confidential information is required to be provided in response to legal process, applicable law or any applicable regulatory policy. Subject to the foregoing provisions of this paragraph (b), neither Sinomar nor any of its officers or directors shall issue any press release relating to this Agreement or the transactions contemplated herein unless such press release is approved by CCSA, acting reasonably.

(c)           Consents

Sinomar shall use its best efforts to obtain at the earliest practicable date and, in any event, prior to the Closing Date, all consents, authorizations and approvals, and to make all declarations, filings and registrations required to be obtained or made by it pursuant to any law, order, policy, agreement or instrument prior to consummating the transactions contemplated hereby, whether any such consent, authorization or approval, or such declaration, filing or registration, is to be obtained from or made with private parties or governmental or regulatory authorities (including the Securities Commissions and the Exchange). Sinomar shall not take any action that may materially adversely affect the obtaining of any such consent, authorization or approval.

(d)           No Inconsistent Actions

Between the date hereof and the Closing Date, Sinomar will not take any action which might directly or indirectly interfere or be inconsistent with or otherwise adversely affect the completion of the transactions contemplated herein, and without limiting the generality of the foregoing, except as may be otherwise consented to in writing by CCSA:

(i)
Except pursuant to the Broker Options, the Directors’ Options, the option to be granted to Wolverton in acting as selling agent pursuant to the Financing and as otherwise provided for herein, Sinomar shall not issue or sell, or issue options, warrants to purchase or rights to subscribe for, or enter into any contract or commitment with respect to, any of the shares of its capital or any other securities, or make any other changes in its capital structure.

(ii)
Sinomar shall not declare, pay or set aside for payment any dividend or other distribution with respect to its capital, nor shall it directly or indirectly redeem, purchase or otherwise acquire any shares of its capital or enter into any contract or commitment to affect any such redemption, purchase or acquisition.

(iii)	Sinomar shall preserve its corporate existence and business organization, and its existing rights and privileges intact.

(iv)	Sinomar shall not reorganize its assets, capital or debt, or enter into any reorganization by way of merger, amalgamation, plan of arrangement, liquidation or otherwise.

(v)
Sinomar shall take all actions within its control to ensure that the representations and warranties in Section 3.1 hereof remain true and correct at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of the Closing Time.

(vi)
Sinomar shall promptly advise the Shareholders and CCSA of any facts that come to its attention which would cause any of Sinomar’s representations and warranties herein contained to be untrue in any respect.

(vii)	Sinomar shall promptly advise the Shareholders and CCSA in writing of any material adverse change in the assets of Sinomar.

(viii)	Sinomar shall not engage in any transaction or activity or enter into any contract or make any commitment except in accordance with the policies of the Securities Commissions and the Exchange.

(e)           Compliance With Laws

Sinomar shall duly comply with all laws, orders, judgments, decrees and policies of any court or governmental or regulatory authority (including the Securities Commissions and the Exchange) applicable to it, except where the failure to so comply would not have a material adverse effect on the financial position of Sinomar.

4.3           Further Covenants of Sinomar and CCSA

(a)           No Income Tax Liability

The parties shall take all such steps as are necessary so as to effect the transfer of the CCSA Shares from the Shareholders to Sinomar without giving rise to income tax liability thereon.

ARTICLE V
CONDITIONS

5.1           Conditions to the Obligations of Sinomar

The obligations of Sinomar hereunder shall be subject to the following conditions being satisfied on or before the Closing Date, or such earlier date as hereinafter specified, and the Shareholders and CCSA jointly and severally covenant to use their best efforts to ensure that such conditions are fulfilled:

(a)           CCSA Financial Statements

(i)	Delivery of CCSA Financial Statements

The CCSA Financial Statements shall be prepared and delivered to Sinomar not later than September 30, 2009, and the financial condition reflected therein shall be acceptable to Sinomar.

(ii)	Representations and Warranties

At the time of delivery of the CCSA Financial Statements and on the Closing Date, CCSA shall represent to Sinomar as follows:

(A)           CCSA Financial Statements

The CCSA Financial Statements, which have been provided to Sinomar, have been prepared in accordance with generally accepted accounting principals consistently applied throughout the period indicated, are true, correct and complete in all material respects, and present fairly the financial condition of CCSA, including the assets and liabilities (whether accrued, absolute, contingent or otherwise) of CCSA as at the respective dates of the CCSA Financial Statements and the results of operations of CCSA for the respective periods covered by the CCSA Financial Statements.

(B)           Financial Position

There has not been any material adverse change in the assets, liabilities or obligations (contingent or otherwise) of CCSA from the position set forth in the CCSA Financial Statements.

(b)           Accuracy of Representations and Warranties and Performance of Covenants

The representations and warranties of the Shareholders and CCSA contained in this Agreement or in any document delivered in order to carry out the transactions contemplated hereby shall be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time regardless of the date as of which the information in this Agreement or other document made pursuant hereto is given. In addition, the Shareholders and CCSA shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the Closing Time. In addition, the Shareholders and CCSA shall have delivered to Sinomar a certificate confirming that the facts with respect to each of such representations and warranties by the Shareholders and CCSA are as set out herein at the Closing Time and that the Shareholders and CCSA have performed all covenants required to be performed by them hereunder.

(c)           No Material Adverse Change

From the date hereof to the Closing Date, there shall have been no change in the Business or the assets or condition (financial or otherwise) of CCSA howsoever arising, except changes which have occurred in the ordinary course of the business and which, individually or in the aggregate, have not affected and may not affect the Business or the assets or condition (financial or otherwise) of CCSA in any material adverse respect.

(d)           No Restraining Proceedings

No order, decision or ruling of any court tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which is likely to result in an order, decision or ruling:

(i)	to disallow, enjoin, prohibit or impose any limitations or conditions on the transaction contemplated hereby; or
(ii)	to impose any limitations or conditions which may have a material adverse effect on the Business or the assets of CCSA.

(e)           Consents

All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto shall have been obtained and without limiting the generality of the foregoing, there shall have been obtained from all regulatory or administrative authorities (including the Exchange), approval in form and substance satisfactory to Sinomar, acting reasonably.

(f)           Due Diligence Examination

Prior to the date of filing of the Filing Statement by Sinomar, Sinomar shall have conducted a due diligence examination of CCSA and shall be satisfied with the results thereof, or shall promptly notify the Shareholders that it is not so satisfied.

(g)           Authorizations

On or prior to the Closing Time, each of CCSA and CCSA’s board of directors shall have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Agreement.

(h)           Board of Directors

At the Closing, all directors, except for Andrew M. Gertler and Alan P. Chan, shall have resigned as directors of Sinomar, and the four nominees of CCSA contemplated in Section 5.3(g), shall be acceptable to the Exchange.

(i)           Transfer of CCSA Shares

At the Closing, the Shareholders shall transfer all of the CCSA Shares to Sinomar as contemplated in Section 2.1, free and clear of all encumbrances or other restrictions on transfer other than any restriction set out in the constating documents of CCSA, and the CCSA Shares shall be registered in such proportions as Sinomar shall designate, in the name of one or more corporations which become wholly-owned subsidiaries of Sinomar concurrently with the Closing.

(j)           Escrow Agreement

At the Closing, the Shareholders shall enter into an escrow agreement in relation to the Sinomar Common Shares acquired by the Shareholders, as contemplated in Section 2.1, as may be required by the Exchange.

(k)           Patagonia Drilling Accounts Payable

At the Closing, the Shareholders shall enter into an agreement with CCSA pursuant to which the Shareholders shall agree to pay the remaining trade accounts payable in the approximate amount of US$800,000 owed by CCSA to Patagonia Drilling.

5.2           Waiver of Sinomar’s Conditions or Termination

The conditions contained in Section 5.1 hereof are inserted for the exclusive benefit of Sinomar and may be waived in whole or in part by Sinomar at any time. The and CCSA acknowledge that the waiver by Sinomar of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition as the case may be and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Shareholders or CCSA herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 5.1 hereof are not fulfilled or complied with as herein provided, Sinomar may rescind this Agreement by notice in writing to the Shareholders and CCSA and in such event, Sinomar shall be released from all obligations hereunder and unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Shareholders or CCSA, then the Shareholders and CCSA shall also be released from all obligations hereunder.

5.3           Conditions to the Obligations of the Shareholders and CCSA

The obligations of the Shareholders and CCSA hereunder shall be subject to the following conditions being satisfied on or before the Closing Date, or such earlier date as hereinafter specified, and Sinomar shall use its best efforts to ensure that such conditions are fulfilled:

(a)           Accuracy of Representations and Warranties and Performance of Covenants

The representations and warranties of Sinomar contained in this Agreement or in any document delivered in order to carry out the transactions contemplated hereby shall be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time regardless of the date as of which the information in this Agreement or other document made pursuant hereto is given. In addition, Sinomar shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Time. In addition, Sinomar shall have delivered to the Shareholders a certificate confirming that the facts with respect to each of such representations and warranties by Sinomar are as set out herein at the Closing Time and that Sinomar has performed all covenants required to be performed by it hereunder.

(b)           No Material Adverse Change

From the date hereof to the Closing Date, there shall have been no material adverse change in the assets or condition (financial or otherwise) of Sinomar;

(c)           No Restraining Proceedings

No order, decision or ruling of any court tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which is likely to result in an order, decision or ruling:

(i)	to disallow, enjoin, prohibit or impose any limitations or conditions on the transactions contemplated hereby; or

(ii)	to impose any limitations or conditions which may have a material adverse effect on the business or assets of Sinomar.

(d)           Consents

All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto shall have been obtained and without limiting the generality of the foregoing, there shall have been obtained from all regulatory or administrative authorities (including the Exchange), approval in form and substance satisfactory to the Shareholders, acting reasonably.

(e)           Due Diligence Examination

Prior to the date of filing of the Filing Statement by Sinomar with the Exchange, the Shareholders shall have conducted a due diligence examination of Sinomar and shall be satisfied with the results thereof, or shall promptly notify Sinomar that it is not so satisfied.

(f)           Authorizations

On or prior to the Closing Time, each of Sinomar and Sinomar’s board of directors shall have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Agreement.

(g)           Board of Directors

At the Closing, in addition to Andrew M. Gertler and Alan P. Chan, four nominees of the Shareholders, namely Tim Hunt, Matthew Hughes, Bryn Harman and Darrick Hunt or other nominees of the Shareholders as shall be acceptable to the Exchange shall have been appointed as directors of Sinomar.

(h)           Stock Options

At the Closing, options to purchase Sinomar Common Shares at an exercise price of $0.30 per share shall be granted to directors, officers, employees and/or consultants of Sinomar and/or CCSA for such number of options as shall be designated by the Shareholders.

(i)           Issuance of Sinomar Common Shares

At the Closing, Sinomar shall issue the Sinomar Common Shares to the Shareholders as contemplated in Section 2.1, which Sinomar Common Shares shall be issued as fully paid and non-assessable.

5.4           Waiver of Shareholders’ and CCSA’s Conditions or Termination

The conditions contained in Section 5.3 hereof are inserted for the exclusive benefit of the Shareholders and CCSA and may be waived in whole or in part by the Shareholders and CCSA at any time. Sinomar acknowledges that the waiver by the Shareholders and CCSA of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition as the case may be and shall not constitute a waiver of any covenant, agreement, representation or warranty made by Sinomar herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 5.3 hereof are not fulfilled or complied with as herein provided, the Shareholders or CCSA may rescind this Agreement by notice in writing to Sinomar and in such event, the party giving the notice shall be released from all obligations hereunder and unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by Sinomar, then Sinomar shall also be released from all obligations hereunder.

5.5           Joint Conditions

The obligations of the Shareholders, CCSA, and Sinomar are subject to the following conditions being satisfied on or before the Closing Date and the Shareholders, CCSA and Sinomar shall each use their best efforts to ensure that such conditions are fulfilled:

(a)           Regulatory Approvals

All consents, approvals, waivers, variances, exemptions, permissions, authorizations or orders of, or filings with, any governmental or regulatory authority (including the Securities Commissions and the Exchange) required in connection with the transactions contemplated by this Agreement, including the Financing, shall have been received or made, as the case may be.

(b)           Financing

Wolverton shall have delivered satisfactory evidence that it has received purchase orders for Sinomar Common Shares sufficient to enable the closing of the sale of the Sinomar Common Shares pursuant to the Financing.

5.6           Waiver of Joint Conditions or Termination

The conditions contained in Section 5.5 hereof are inserted for the mutual benefit of the Shareholders, CCSA and Sinomar and may be waived in whole or in part with the consent of all parties. The Shareholders, CCSA and Sinomar acknowledge that the waiver by them of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition as the case may be and shall not constitute a waiver of any covenant, agreement, representation or warranty made by any of them herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 5.5 hereof are not fulfilled or complied with as herein provided, the Shareholders, CCSA or Sinomar may rescind this Agreement by notice in writing to the remaining parties and in such event, the party giving the notice shall be released from all obligations hereunder and unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the party receiving such notice, then such party shall also be released from all obligations hereunder.

ARTICLE 6
CLOSING

6.1           Closing Arrangements

Subject to the terms and conditions hereof, the Closing shall take place at the Closing Time at the offices of Morris McManus Professional Corporation, Suite 700, 550 – 11th Avenue S. W., Calgary, Alberta, or at such other place or places as may be mutually agreed upon by CCSA and Sinomar.

6.2           Documents to be Delivered

At or before the Closing Time, the Shareholders and CCSA shall execute or cause to be executed, and shall deliver, or cause to be delivered, to Sinomar, all documents, instruments and things which are to be delivered by the Shareholders and CCSA pursuant to the provisions of this Agreement, and Sinomar shall execute or cause to be executed, and shall deliver, or cause to be delivered, to the Shareholders and CCSA, all documents, instruments and things which are to be delivered by Sinomar pursuant to the provisions of this Agreement.

6.3           Closing of Financing

The Closing shall be closed in escrow subject to the closing of the sale of the Sinomar Common Shares pursuant to the Financing.

ARTICLE 7
INDEMNITY

7.1           The Shareholders and CCSA shall jointly and severally indemnify and save harmless Sinomar from and against any and all (i) liabilities, losses, claims, damages (including, without limitation, lost profits, consequential damages, interest penalties, fines and monetary sanctions) and costs, and (ii) lawyers’ and accountants’ fees and expenses (on an indemnity basis), court costs and all other out-of-pocket expenses incurred or suffered by Sinomar by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach or inaccuracy of any representation or warranty or the failure to comply with any covenant of the Shareholders or CCSA contained in this Agreement, provided that Sinomar shall not be entitled to enforce any claim under this Section unless it shall within two years of the Closing Date have given the Shareholders or CCSA notice of such claim.

7.2           Sinomar shall indemnify and save harmless CCSA and the Shareholders from and against any and all (i) liabilities, losses, claims, damages (including, without limitation, lost profits, consequential damages, interest penalties, fines and monetary sanctions) and costs, and (ii) lawyers’ and accountants’ fees and expenses (on an indemnity basis), court costs and all other out-of-pocket expenses incurred or suffered by CCSA or the Shareholders by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach or inaccuracy of any representation or warranty or the failure to comply with any covenant of Sinomar contained in this Agreement, provided that CCSA and the Shareholders shall not be entitled to enforce any claim under this Section unless they shall within two years of the Closing Date have given Sinomar notice of such claim.

ARTICLE 8
RETURN OF INFORMATION ON TERMINATION

8.1           Return of Information and Confidentiality Obligations

If this Agreement is terminated in accordance with its terms:

(a)
each party shall deliver all documents, work papers and other material of any other party hereto relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, together with any copies thereof, to the party furnishing same and shall cause its representative and others to whom such materials were furnished to promptly return to such party such materials and any copies thereof they may have made; and

(b)
all information received by any party hereto with respect to the business of any other party hereto (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental or regulatory authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party for any reason whatsoever, except as contemplated or permitted by Sections 4.1(b) or 4.2(b).

ARTICLE 9
MISCELLANEOUS PROVISIONS

9.1           Notices

Any notice, consent or waiver or other document required or permitted to be given to any party hereunder shall be in writing and may be sufficiently given by personal delivery or by sending the same by telecopy or other similar form of communication to the following addresses:

(a)	if to Sinomar:
Suite 2806, 505 – 6th Street S. W.
Calgary, Alberta, T2P 1X5 Attention: Alan P. Chan Telecopy No.: (403) 228-3013

with copy to:

Morris McManus Professional Corporation
Suite 700, 550 – 11th Avenue S. W.
Calgary, Alberta T2R 1M7
Attention:                      Morris S. McManus, Q. C.
Telecopy No.:                (403) 517-6469

(b)	if to CCSA or the Shareholders:
c/o 1611 N Molter, Suite 201
Liberty Lake, Washington, 99019, USA
Attention:                      Tim Hunt
Telecopy No.:                (509) 892-5318

Any such notice, consent or waiver or other document shall (i) if delivered, be deemed to have been given or made at the time of delivery, and (ii) if sent by telecopy or other similar form of communication, be deemed to have been given or made at the time it was successfully transmitted (unless transmission is received after normal business hours, in which case the date of receipt shall be deemed to be the next business day). Any party hereto may change its address for service by giving notice thereof to the other parties hereto in accordance with this section.

9.2           Enurement and Assignment

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto.

9.3           Further Assurances

All parties hereto shall from time to time and at all times hereafter, without further consideration, do and perform all such further acts and things, and execute and deliver all such further agreements, assurances, deeds, assignments, conveyance notices, releases and other documents and instruments, as may reasonably be required to complete the transactions contemplated herein in accordance with the intent and purpose of this Agreement.

9.4           Time of Essence

Time shall be of the essence of this Agreement.

9.5           Entire Agreement

This Agreement constitutes the entire agreement between the parties. There are not and shall not be any oral statements, representations, warranties, undertakings or agreements between the parties other than this Agreement.

9.6           Amendments

This Agreement may not be amended or modified in any respect except by written instruments signed by Sinomar, CCSA and the Shareholders.

9.7           Counterpart Execution

This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same Agreement and delivery of executed counterparts by telecopy shall be as effective as delivery of an original.

9.8           Waiver

Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or conditions hereof at any time on or prior to the Closing Time provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

SINOMAR CAPITAL CORP.

/s/ VICTOR I. H. SUN

Victor I. H. Sun

/s/ ALAN P. CHAN

Alan P. Chan

CERRO CAZADOR S.A.

/s/ MATTHEW J. HUGHES

Matthew J. Hughes

HUNTMOUNTAIN RESOURCES LTD.

 /s/ TIM HUNT

Tim Hunt

HUNTMOUNTAIN INVESTMENTS, LLC.

/s/ TIM HUNT

Tim Hunt